Exhibit 10.d

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

AMENDMENT dated and effective on October 7, 2024 (the “Amendment”) to the Executive Employment Agreement dated July 3, 2024 and effective as of January 1, 2024 (the “Employment Agreement”) by and between Eastside Distilling, Inc., a Nevada corporation (the “Company”) and Geoffrey Gwin (“Executive”).

WHEREAS, Executive and the Company are parties to the Employment Agreement, pursuant to which Executive serves as Chief Executive Officer of the Company; and

WHEREAS, the Company has entered into an Agreement and Plan of Merger and Reorganization dated September 4, 2024 (the “Merger Agreement”) with East Acquisition Sub, Inc. and Beeline Financial Holdings, Inc. (“Beeline”); and

WHEREAS, Section 6.1(g) of the Merger Agreement provides that the obligations of the parties to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement are subject to, among other things, the amendment of the Employment Agreement in a manner satisfactory to the Company, Beeline and the Executive; and

WHEREAS, to satisfy the aforesaid condition and for other valuable consideration, the Company and Executive wish to amend the Employment Agreement on the terms set forth in this Amendment, which Amendment has been approved by Beeline on the signature page of this Amendment.

NOW, THEREFORE, it is agreed:

A. Performance Bonus. Section 2(c) of the Employment Agreement titled “Performance Bonuses” is hereby removed from the Employment Agreement. In lieu thereof, the following text is inserted as Section 2(c) of the Employment Agreement:

(c) Performance Bonus. Promptly after the executive of this Amendment to the Employment Agreement, the Company will pay to Executive the sum of Ninety Thousand Dollars ($90,000) as a cash bonus to compensate Executive for his accomplishments during 2024 to the date of this Amendment.

B. Stock Compensation. In order to induce loyal and continuous services by the Executive to the Company after the merger of Beeline into East Acquisition Sub, Inc., the following text is hereby inserted as Section 2(d) and Section 2(e) of the Employment Agreement:

(d) Stock Compensation. Promptly after the execution of this Amendment to the Employment Agreement, the Company will issue to Executive four hundred thousand (400,000) shares of the Company’s common stock (the “Shares”) and shall deliver to Executive a Notice of Vesting issued by the Company’s transfer agent identifying Executive as the holder of the Shares. Executive may not transfer the Shares until they are vested, and the Company may direct its transfer agent to reflect that restriction on the Company’s shareholder list. The Shares will vest on the earlier of (a) March 31, 2025 or (b) the date on which Executive’s employment is terminated by the Company without Cause (as defined in Section 7(b) of the Employment Agreement) or (c) the date on which the Executive terminates his employment with Good Reason (as defined in Section 7(c) of the Employment Agreement). In the event that Executive’s employment is terminated by Executive without Good Reason prior to the vesting of the Shares, the Company’s grant of the Shares to Executive shall be revoked, and the Company shall be entitled to instruct the Company’s transfer agent that the Shares should be transferred from Executive’s account to the Company’s treasury and reclassified as authorized and unissued.

(e) Equitable Adjustment. In the event that, subsequent to the Effective Time of its Merger with Beeline, the Conversion Price of the Company’s Series F and Series F-1 Preferred Stock is reduced on one or more occasions, pursuant to Section 5(e)(i) of the Certificates of Designation of the Company’s Series F and Series F-1 Preferred Stock, with the result that additional shares of Common Stock become issuable upon conversion of the Series F and Series F-1 Preferred Stock (such additional issuable Common shares being, collectively, “Adjustment Shares”), then, in each such event, the Company will issue to Executive shares of Common Stock totaling in number one percent (1%) of the additional Adjustment Shares. Adjustment Securities shall be issued to Executive when required under this Section 2(e), regardless of whether Executive remains employed by the Company.

C. Severance. Section 7(a) of the Employment Agreement titled “Severance and Acceleration” is hereby removed from the Employment Agreement. In lieu thereof, the following text is inserted as 7(a) of the Employment Agreement:

(a) Termination by the Company Without Cause or by Executive With Good Reason. If (i) Executive’s employment is terminated by the Company without Cause (as defined below) or (ii) Executive terminates for Good Reason (as defined below), then, subject to Section 8, Executive will receive, in addition to the compensation set forth in Section 6, a grant of one hundred thousand (100,000) shares of the Company’s common stock, which shall be vested on the date on which they are issued.

D. Full Force and Effect. All terms and conditions set forth in the Employment Agreement that are not expressly amended by the terms of this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has executed this Amendment to Employment Agreement, in the case of the Company by a duly authorized officer, effective as of the effective date recited above

COMPANY:

EASTSIDE DISTILLING, INC.

/s/ Stephanie Kilkenny
Stephanie Kilkenny, Corporate Secretary

EXECUTIVE:

/s/ Geoffrey Gwin
Geoffrey Gwin

CONFIRMATION OF SATISFACTION

The undersigned, Beeline Financial Holdings, Inc. (“Beeline”), hereby confirms that the Executive Employment Agreement between Eastside Distilling, Inc. and Geoffrey Gwin has been amended by the First Amendment to Executive Employment Agreement set forth and executed above in a manner satisfactory to Beeline.

BEELINE FINANCIAL HOLDINGS, INC.

a Delaware corporation

By:	/s/ Nick Liuzza
Name:	Nick Liuzza
Title:	Chief Executive Officer

Page 3 of 3